UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42115	85-1083654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Germay Drive, Unit 4 #1029

Wilmington, DE, 19804

(Address of principal executive offices, including zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SMTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b - 2 of the Securities Exchange Act of 1934 (§240.12b - 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 27, 2026, SmartKem, Inc. (the “Company”) funded an additional bridge loan to Ferrox Critical Minerals, a British Virgin Islands company (“Ferrox”), in the original principal amount of $4,500,000.00, which loan was evidenced by that certain Convertible Promissory Note (the “Note”) issued by Ferrox to the Company. The obligations evidenced by the Note shall accrued interest at a rate of 5.0% per annum and will mature on January 31, 2027. Pursuant to the terms of the Note, the Company was paid an origination fee of $400,000.00. Upon an event of default (as defined in the Note), the Company will be paid a default management fee of $4,500.00 per day and the interest rate shall increase to 15% per annum.

The obligations under the Note are convertible into ordinary shares of Ferrox (“Ordinary Shares”) at any time by the Company at a price per Ordinary Share equal to the lower (i) the fair market value of an Ordinary Share at the time of conversion as determined by an independent appraisal firm or (ii) the value of an Ordinary Share determined based on a total equity value of Ferrox of $80,000,000, on a fully-diluted basis. The conversion price is subject to customary adjustments for stock dividends, stock splits and stock combinations.

The Note also contains customary negative covenants restricting Ferrox’s ability to, among other things, redeem any of its equity securities, incur or repay indebtedness, make or declare any dividends or distributions on its equity securities, sell, lease or otherwise dispose of its assets, amend its charter or enter into any transactions with its affiliates.

The Note also contains a right of first refusal in favor of the Company on any (i) direct or indirect transfer, sale, lease, license or encumbrance of all or any portion of the capital stock or assets of Ferrox or any of its subsidiaries (other than (x) inventory to be sold in the ordinary course of business consistent with past practice and (y) sales of immaterial or obsolete assets), (ii) any merger, consolidation or other business combination relating to Ferrox or any of its subsidiaries to the extent such transaction constitutes a change of control, (iii) any recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to Ferrox or any of its subsidiaries to the extent such transaction constitutes a change of control or (iv) equity issuance or debt incurrence involving Ferrox or any of its subsidiaries (each, a “Fundamental Transaction”).

Ferrox has also granted the Company exclusivity with respect to any Fundamental Transaction through December 31, 2026.

The Note is additional to the previously announced convertible promissory notes issued by Ferrox to the Company on April 23, 2026 and June 22, 2026.

The foregoing descriptions of the terms of the Note do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Note which is annexed hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As previously announced:

(1)       On March 30, 2026, the Company entered into a Securities Purchase Agreement (the "Preferred Stock Purchase Agreement") with certain institutional investors (collectively, the "Buyers"). Pursuant to the Preferred Stock Purchase Agreement, the Buyers may purchase from the Company up to 21,411.5 shares of the Company’s Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) and accompanying warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for an aggregate purchase price of up to $17,129,200.00 million in one or more closings. On March 30, 2026 at the initial closing, pursuant to the Preferred Stock Purchase Agreement, the Company issued and sold, and certain Buyers purchased, in a private placement: (i) 11,411.5 shares of the Series A Preferred Stock, with a stated value of $1,000 per share, convertible into shares of Common Stock and (ii) warrants to purchase up to 23,251,960 shares of Common Stock (the "Warrants"). Pursuant to the Preferred Stock Purchase Agreement, the Buyers have the right, severally, subject to the satisfaction of certain conditions, to require the Company to participate in one or more additional closings for the purchase of up to an aggregate of 10,000 additional shares of Series A Preferred Stock and Warrants (each such transaction, an “Additional Closing”).

(2)       On June 22, 2026, at an Additional Closing pursuant to the Preferred Stock Purchase Agreement, the Company issued and sold, and certain Buyers purchased, in a private placement: 5,000 shares of the Series A Preferred Stock and 10,753,615 Warrants to purchase shares of Common Stock for aggregate proceeds of approximately $4.0 million, paid in cash.

(3)       On July 16, 2026, at an Additional Closing pursuant to the Preferred Stock Purchase Agreement, the Company issued and sold, and certain Buyers purchased, in a private placement: 1,250 shares of the Series A Preferred Stock and 2,688,404 Warrants to purchase shares of Common Stock for aggregate proceeds of approximately $1.0 million, paid in cash.

On July 24, 2026, at a subsequent Additional Closing pursuant to the Preferred Stock Purchase Agreement, the Company issued and sold, and certain Buyers purchased, in a private placement: 2,500 shares of the Series A Preferred Stock and 5,377,025 Warrants to purchase shares of Common Stock for aggregate proceeds of approximately $2.0 million, paid in cash.

All such securities will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration in entering into the Securities Purchase Agreement and the Company will rely upon this exemption from registration in issuing such securities based in part on representations made by the investors in the Securities Purchase Agreement. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 8.01 Other Events

As of July 27, 2026, there were 25,862,643 shares of the Company’s Common Stock issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits	Description
4.1	Convertible Promissory Note issued by Ferrox Critical Minerals to SmartKem, Inc. on July 27, 2026
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: July 27, 2026	By:	/s/ Barbra C. Keck
Barbra C. Keck
Chief Financial Officer